As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0854654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 Tysons Blvd., 5th Floor McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

NextNav Inc. 2021 Omnibus Incentive Plan

NextNav Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Christian Gates

Chief Financial Officer

NextNav Inc.

1775 Tysons Blvd., 5th Floor

McLean, VA 22102
(Name and address of agent for service)

(800) 775-0982

(Telephone number, including area code, of agent for service)

With Copies to: Randy S. Segal, Esq. Jessica A. Bisignano, Esq. Hogan Lovells US LLP 8350 Broad St., 17th Floor Tysons, VA 22102 (703) 610-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering additional common shares of NextNav Inc. (the “Registrant”), par value $0.0001 per share (the “Common Shares”), in connection with the NextNav Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) and the NextNav Inc. 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), for which a registration statement on Form S-8 relating to the Omnibus Plan and the Employee Stock Purchase Plan is effective. This Registration Statement registers an additional 3,100,000 Common Shares issuable pursuant to the Omnibus Plan and an additional 400,000 Common Shares issuable pursuant to the Employee Stock Purchase Plan. The contents of the previous registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the Omnibus Plan and the Employee Stock Purchase Plan on December 27, 2021 (File No. 333-261902), to the extent not otherwise amended or superseded by the contents hereof, is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)     the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 30, 2023;

(b)    the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 10, 2023;

(c)     the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2023, to the extent incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022;

(d)    the Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the Commission on May 10, 2023, May 22, 2023, and June 12, 2023; and

(e)     the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on October 28, 2021, as updated by Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description
4.1*	Amended and Restated Certificate of Incorporation of NextNav Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by NextNav Inc. on November 2, 2021).
4.2*	Bylaws of NextNav Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
107	Filing Fee Table.

*Filed previously.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on this 23rd day of June, 2023.

NEXTNAV INC.

By:	/s/ Ganesh Pattabiraman
Name:	Ganesh Pattabiraman
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Ganesh Pattabiraman	Chief Executive Officer and Director	June 23, 2023
Ganesh Pattabiraman	(Principal Executive Officer)

/s/ Christian D. Gates	Chief Financial Officer	June 23, 2023
Christian D. Gates	(Principal Financial Officer)

/s/ Sammaad R. Shams	Corporate Accounting Officer	June 23, 2023
Sammaad R. Shams	(Principal Accounting Officer)

/s/ Gary M. Parsons	Chairman and Director	June 23, 2023
Gary M. Parsons

/s/ Peter D. Aquino	Director	June 23, 2023
Peter D. Aquino

/s/ Bandel L. Carano	Director	June 23, 2023
Bandel L. Carano

/s/ Alan B. Howe	Director	June 23, 2023
Alan B. Howe

/s/ Neil S. Subin	Director	June 23, 2023
Neil S. Subin

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